Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of Cadmus Communications Corporation, certify that, to the best of their knowledge and belief, the amended Annual Report on Form 10-K/A for the period ended June 30, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Cadmus Communications Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

/s/ Bruce V. Thomas	/s/ Paul K. Suijk
Bruce V. Thomas	Paul K. Suijk
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

June 20, 2006	June 20, 2006